As filed with the Securities and Exchange Commission on May 6, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Glu Mobile Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	91-2143667
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

500 Howard Street, Suite 300

San Francisco, California  94105

(Address of Principal Executive Offices)

2008 Equity Inducement Plan

(Full Titles of the Plans)

Niccolo M. de Masi

President and Chief Executive Officer

Glu Mobile Inc.

500 Howard Street, Suite 300

San Francisco, California  94105

(415) 800-6100

(Name and Address of Agent For Service)

Copies to:

Scott J. Leichtner, Esq. Vice President and General Counsel Glu Mobile Inc. 500 Howard Street, Suite 300 San Francisco, California 94105

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☑
Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum	Amount of
Title of each class of securities	Amount to be	offering price	aggregate offering	registration
to be registered	Registered (1)	per unit	price	fee
Common Stock, $0.0001 par value	1,000,000 (2)	$2.215 (3)	$ 2,215,000	$ 223.06
(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the 2008 Equity Inducement Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2)	Represents an increase in the number of shares available for issuance under the 2008 Equity Inducement Plan. This increase was effective as of December 9, 2015.
(3)

Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, and based upon the average of the high and low sales prices of the Registrant’s common stock as reported by the NASDAQ Global Market on May 4, 2016.

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Glu Mobile Inc. (the “Registrant”) is filing this registration statement with the Securities and Exchange Commission (the “Commission”) to register an additional 1,000,000 shares reserved for issuance under its 2008 Equity Inducement Plan. The contents of the following registration statements on Form S-8 filed by the Registrant with the Commission are incorporated by reference in this registration statement on Form S-8:

Registration No.	Plan(s) Covered	Date Filed
333-190544	2007 Equity Incentive Plan 2008 Equity Inducement Plan	08/09/2013
333-187311	2008 Equity Inducement Plan 2007 Employee Stock Purchase Plan	03/15/2013
333-165813	2008 Equity Inducement Plan 2007 Equity Incentive Plan 2007 Employee Stock Purchase Plan	03/31/2010
333-149996	2008 Equity Inducement Plan 2007 Equity Incentive Plan 2007 Employee Stock Purchase Plan	03/31/2008

I-1

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The exhibits listed on the Exhibit Index (following the Signatures section of this Registration Statement) are incorporated by reference in this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on May 6, 2016.

GLU MOBILE INC.

By:	/s/ Niccolo M. de Masi
Niccolo M. de Masi
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Niccolo M. de Masi, Eric R. Ludwig and Scott J. Leichtner, and each of them acting individually, as his or her attorney-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.  This Power of Attorney may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts shall together constitute one and the same instrument.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

Principal Executive Officer:

/s/ Niccolo M. de Masi	President, Chief Executive Officer and Chairman	May 6, 2016
Niccolo M. de Masi

Principal Financial Officer:

/s/ Eric R. Ludwig	Executive Vice President, Chief Operating Officer and Chief Financial Officer	May 6, 2016
Eric R. Ludwig

Principal Accounting Officer:

/s/ Gregory J. Cannon	Vice President, Investor Relations and Finance	May 6, 2016

            Gregory J. Cannon

Additional Directors:

/s/ Gregory Brandeau	Director	May 6, 2016
Gregory Brandeau

/s/ Eric R. Ball	Director	May 6, 2016
Eric R. Ball

/s/ Xiaoyi Ma	Director	May 6, 2016
Xiaoyi Ma

Director
Ann Mather

/s/ William J. Miller	Director	May 6, 2016
William J. Miller

/s/ Hany M. Nada	Director	May 6, 2016
Hany M. Nada

/s/ Benjamin T. Smith, IV	Lead Director	May 6, 2016
Benjamin T. Smith, IV

EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

4.01	Restated Certificate of Incorporation of the Registrant.	S-1/A	333-139493	3.02	02/14/2007
4.02	Amended and Restated Bylaws of the Registrant, adopted on March 7, 2014.	8-K	001-33368	99.01	03/13/2014
4.03	2008 Equity Inducement Plan, as amended effective December 9, 2015.	8-K	001-33368	99.01	12/11/2015
4.04	Forms of Notice of Stock Option Grant, Stock Option Award Agreement and Stock Option Exercise Agreement under the 2008 Equity Inducement Plan.	10-K	001-33368	10.05(B)	03/21/2010
4.05	Form of Notice of Restricted Stock Unit Award and Restricted Stock Unit Award Agreement under the 2008 Equity Inducement Plan.	10-K	001-33368	10.05(C)	03/14/2014
4.06	Form of Specimen Certificate for Common Stock.	S-1/A	333-139493	4.01	02/14/2007
5.01	Opinion of Scott J. Leichtner, General Counsel to Registrant.					X
23.01	Consent of Scott J. Leichtner (included in Exhibit 5.01).					X
23.02	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.					X
24.01	Power of Attorney (see Signature Page of this Registration Statement).					X